UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 26, 2009

Ticketmaster Entertainment, Inc.

(Exact name of registrant as specified in charter)

Delaware

001-34064

95-4546874

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8800 W. Sunset Blvd., West Hollywood, CA	90069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (310) 360-3300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.    REGULATION FD DISCLOSURE.

On February 10, 2009, Ticketmaster Entertainment, Inc., a Delaware corporation (“Ticketmaster”), announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Live Nation, Inc., a Delaware corporation (“Live Nation”), pursuant to which Ticketmaster will, upon the terms and subject to conditions set forth therein, merge with and into an indirect, wholly-owned subsidiary of Live Nation (“Merger Sub”), with Merger Sub continuing as the surviving entity and as an indirect, wholly-owned subsidiary of Live Nation and Live Nation continuing as the public parent of the combined companies.

Prior to the announcement of the Merger Agreement, on February 6, 2009, apparently in response to various news reports speculating about a possible transaction involving Ticketmaster and Live Nation, Anschutz Entertainment Group, Inc. (together with its affiliates, “AEG”) sent a letter to Ticketmaster advising Ticketmaster of AEG’s belief that any transaction involving Ticketmaster and Live Nation would permit AEG, at its option, to terminate the ticketing agreement under which Ticketmaster and its subsidiaries provide primary ticketing services to AEG. Revenues from the AEG contract represented less than 10% of Ticketmaster’s consolidated revenues for the fiscal year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TICKETMASTER ENTERTAINMENT, INC.

By:	/s/ Brian Regan
Name:	Brian Regan
Title:	Executive Vice President & Chief Financial Officer

Date:  February 26, 2009